UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2015

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 3, 2015, American Superconductor Corporation (the “Company”) received notification that the Hainan No. 1 Intermediate People’s Court dismissed the civil action captioned (2014) Hainan Yi Zhong Zhi Min Chu Zi No. 2 for software copyright infringement filed by the Company’s wholly-owned Chinese subsidiary, Suzhou AMSC Superconductor Co., Ltd. (“AMSC China”) against Sinovel Wind Group Co. Ltd., a company registered in China (“Sinovel”) and a former licensee of wind turbine technology from the Company’s wholly-owned Austrian subsidiary, AMSC Austria GmbH, and Dalian Guotong Electric Co. Ltd., a supplier of power converter products to Sinovel (“Guotong”), for what it cited was a lack of evidence.

In this civil action, AMSC China is seeking a cease and desist order with respect to the unauthorized use of its software, monetary damages of RMB 1.2 million (approximately $0.2 million) for its economic losses (with respect to Guotong only) and reimbursement of all costs and reasonable expenses.

The Company expects to file an appeal of the Hainan No. 1 Intermediate People’s Court’s decision with the Hainan Higher People’s Court. The Hainan Higher People’s Court has discretion to decide whether to hear the appeal.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s expectation regarding the filing of an appeal of the Hainan No. 1 Intermediate People’s Court’s decision with the Hainan Higher People’s Court. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Actual results may differ materially from what management currently expects because of many risks and uncertainties, including the risk that that the Company may not file an appeal of the Hainan No. 1 Intermediate People’s Court decision in the timeframe it expects and the risk that the Hainan Higher People’s Court may elect not to hear an appeal of the Hainan No. 1 Intermediate People’s Court’s decision. These and the important factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. In addition, any forward-looking statements included in this report represent the Company’s expectations as of the date of this report. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: June 9, 2015	By:	/s/ David A. Henry
David A. Henry
Executive Vice President and Chief Financial Officer

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